Exhibit 99.2

ACTION BY WRITTEN CONSENT
OF THE STOCKHOLDERS OF
JIFF, INC.
In accordance with Section 228 of the Delaware General Corporation Law, the Bylaws of Jiff, Inc., a Delaware corporation (the “Company”), and the Restated Certificate of Incorporation of the Company (the “Restated Certificate”), the undersigned stockholders of the Company, constituting the holders of (i) at least two-thirds of the outstanding shares of preferred stock and starter stock of the Company, voting together as a single class on an as converted basis, and (ii) a majority of the outstanding shares of preferred stock, starter stock and common stock of the Company (the “Company Shares”), voting together as a single class on an as converted basis, do hereby irrevocably consent to and approve the adoption of the following recitals and resolutions by their written consent without a formal meeting and without prior notice:

1.	Approval of Acquisition of the Company.
WHEREAS, reference is hereby made to an Agreement and Plan of Merger and Reorganization, dated as of January 4, 2017, a copy of which is attached hereto as Exhibit A (together with any and all exhibits and schedules thereto, the “Merger Agreement”), by and among the Company, Castlight Health, Inc., a Delaware corporation (“Buyer”), Neptune Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, as the stockholders’ agent (the “Stockholders’ Agent”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Buyer (the “Merger”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement;
WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously (a) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (b) adopted the Merger Agreement, (c) approved and declared advisable the Merger upon the terms and subject to the conditions set forth in the Merger Agreement pursuant to the DGCL, and (d) resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement and approve each of the transactions contemplated thereby, including the Merger, as well as the principal terms of the Merger;

WHEREAS, pursuant to the Merger and subject to the terms and conditions of the Merger Agreement, (a) each share of issued and outstanding Jiff Capital Stock, together with each vested Jiff Option (each as defined in the Merger Agreement), shall be canceled and automatically converted into the right to receive, in the aggregate, (a) Buyer will pay an aggregate of 27,000,000 shares of its Class B Common Stock, subject to (i) (x) an upward adjustment for the Aggregate Jiff Exercise Price Amount (for purposes of calculating the applicable exchange ratios for Company securities) and (y) a downward adjustment for fifty percent (50%) of the aggregate amount of Transaction Expenses, (ii) contribution of the Escrow Amount to the Escrow Fund and the deposit of the Expense Fund Amount with the Stockholders’ Agent, and (iii) the treatment of Jiff Options in accordance with the terms and conditions of the Merger Agreement, such amount to be allocated among the security holders of the Company in accordance with the terms and conditions of the Merger Agreement in exchange for all of the outstanding Company Shares and vested Jiff Options (it being understood that unvested Jiff Options will also be assumed by Buyer), and (b) Buyer will pay up to an aggregate of 4,000,000 shares of its Class B Common Stock as earnout payments provided certain milestones are satisfied (it being understood that unvested Jiff Options will also share in any such earnout payments);
WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of the Merger Agreement, (a) each Company Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be cancelled and converted into the right to receive shares of Buyer’s Class B Common Stock and the right to receive the Applicable Contingent Payments as set forth in the Merger Agreement; (b) each Jiff Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and that is held by a Continuing Employee shall be assumed by Parent and converted into an option to purchase Buyer’s Class B Common Stock (that also takes into account the right to receive the Applicable Contingent Payments as set forth in the Merger Agreement); (c) each Jiff Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time that is held by a person other than a Continuing Employee shall be cancelled without the payment of any consideration as set forth in the Merger Agreement; and (d) each Jiff Warrant, whether vested or unvested, shall be cancelled and extinguished and shall not be assumed by Buyer as set forth in the Merger Agreement; and
WHEREAS, each of the undersigned stockholders of the Company (a) has been urged to consult with his, her or its own legal, tax and/or financial advisor(s) regarding the consequences to him, her or it of the Merger and the Merger Agreement, and the execution of this Written Consent, (b) acknowledges that to the extent so desired, he, she or it has availed himself, herself or itself of such right and opportunity, (c) has reviewed and understands the Merger Agreement and this Written Consent, and deems approving the Merger and the Merger Agreement to be in the best interests of such Company stockholder and the Company, and (c) is competent to execute this Written Consent free from coercion, duress or undue influence.
NOW, THEREFORE, BE IT RESOLVED, that the Merger, the Certificate of Merger to be filed with the Secretary of State of the State of Delaware effecting the Merger, the Merger Agreement, and any and all transactions and agreements contemplated thereby, as well as the principal terms of the Merger, each subject to such changes and modifications as the proper officers of the Company may consider necessary or appropriate, are hereby approved, adopted and ratified in all respects;
RESOLVED FURTHER, that each undersigned stockholder hereby irrevocably agrees to indemnify Buyer and the Surviving Entity (as such term is defined in the Merger Agreement) in accordance with the indemnification provisions (including the limitations) set forth in Article IX of the Merger Agreement and hereby irrevocably agrees to be bound by the terms and conditions of Article IX thereof in all respects;
RESOLVED FURTHER, that the allocation of merger consideration amongst the holders of Company securities is deemed consistent with the liquidation preference provisions of the Restated Certificate;
RESOLVED FURTHER, that each undersigned stockholder hereby waives any and all right of first refusal rights with respect to the Merger; and
RESOLVED FURTHER, that the undersigned stockholders of the Company hereby waive any rights to receive notice the undersigned might be entitled to in connection with the Merger and the Merger Agreement under the Restated Certificate, the Company’s Bylaws, any agreement and otherwise.

2.	Appointment of the Stockholders’ Agent.
RESOLVED, that each undersigned stockholder hereby irrevocably designates and appoints Fortis Advisors LLC, a Delaware limited liability company, as such stockholder’s agent and attorney-in-fact, with full power of substitution to act on behalf of such stockholders of the Company as the Stockholders’ Agent to the extent and in the manner set forth in the Merger Agreement and in the Escrow Agreement.

3.	Financial Interests of Directors and Officers.
WHEREAS, pursuant to Section 144 of the DGCL, no contract or transaction between a corporation and one or more of its directors and officers, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest (any such contract or transaction an “Interested Party Transaction”), shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board that authorizes the contract or transaction or solely because any such director’s or officer’s votes are counted for such purposes, if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board, and the Board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board or the stockholders;
WHEREAS, it is hereby disclosed and made known to each of the undersigned stockholders of the Company that Derek Newell (a director and officer of the Company), (i) holds Jiff Options and will receive an option to purchase Parent’s Class B Common Stock and proceeds as a result of the Merger akin to the other holders of Jiff Options, (ii) will continue employment with the combined company and hence be eligible for additional compensation from Parent in such capacity, (iii) is currently entitled to certain acceleration and/or other benefits in connection with the Merger, which benefits may be carried over and apply (in whole or in part or as modified) to his employment relationship with the combined company, and as a result of the Merger and (iv) is expected to be appointed to the board of directors of Parent upon the closing of the Merger, and as a result of such interests, Mr. Newell is (or may be deemed to be) an interested party and the Merger is (or may be deemed to be) an Interested Party Transaction;
WHEREAS, it is hereby disclosed and made known to each of the undersigned stockholders of the Company that (i) Stan Chudnovsky and James Currier (each a director of the Company) are affiliates of Ooga Labs LLC, and Ooga Labs LLC is a stockholder of the Company that will receive proceeds as a result of the Merger akin to the other stockholders of the Company and (ii) Mr. Currier is expected to be appointed to the board of directors of Parent upon the closing of the Merger, and as a result of the Merger, and as a result of such interests, Mr. Chudnovsky and Mr. Currier are (or may be deemed to be) interested parties and the Merger is (or may be deemed to be) an Interested Party Transaction;
WHEREAS, it is hereby disclosed and made known to each of the undersigned stockholders of the Company that each of Michael Chiusano (formally a director of the Company) and Stacy Feld (currently a director of the Company), is a representative of or an affiliate of JJDC, Inc., and JJDC, Inc. is a stockholder of the Company that will receive proceeds as a result of the Merger akin to the other stockholders of the Company, and as a result of the Merger, and as a result of such interests, Mr. Chiusano and Ms. Feld is (or may be deemed to be) an interested party and the Merger is (or may be deemed to be) an Interested Party Transaction;

WHEREAS, it is hereby disclosed and made known to each of the undersigned stockholders of the Company that Darren Hite (a director of the Company), is an affiliate of Aberdare Ventures IV, L.P. and Aberdare Partners IV, L.P., entities which are stockholders of the Company and which will receive proceeds as a result of the Merger akin to the other stockholders of the Company, and as a result of the Merger, and as a result of such interests, Mr. Hite is (or may be deemed to be) an interested party and the Merger is (or may be deemed to be) an Interested Party Transaction;
WHEREAS, it is hereby disclosed and made known to each of the undersigned stockholders of the Company that Bob Kocher (a director of the Company), is an affiliate of Venrock Partners VI, L.P. and Venrock Associates VI, L.P., entities which are stockholders of the Company and which will receive proceeds as a result of the Merger akin to the other stockholders of the Company, and as a result of the Merger, and as a result of such interests, Mr. Kocher is (or may be deemed to be) an interested party and the Merger is (or may be deemed to be) an Interested Party Transaction;
WHEREAS, it is hereby disclosed and made known to each of the undersigned stockholders of the Company that Chris Kuenne (a director of the Company), is an affiliate of Rosemark I, L.P., and Rosemark I, L.P. is a stockholder of the Company that which will receive proceeds as a result of the Merger akin to the other stockholders of the Company, and as a result of the Merger, and as a result of such interests, Mr. Kuenne is (or may be deemed to be) an interested party and the Merger is (or may be deemed to be) an Interested Party Transaction;
WHEREAS, it is hereby disclosed and made known to each of the undersigned stockholders of the Company that George Rehm (a director of the Company), is an affiliate of EVP Technology Fund III GmbH & Co. KG, and EVP Technology Fund III GmbH & Co. KG is a stockholder of the Company that which will receive proceeds as a result of the Merger akin to the other stockholders of the Company, and as a result of the Merger, and as a result of such interests, Mr. Rehm is (or may be deemed to be) an interested party and the Merger is (or may be deemed to be) an Interested Party Transaction;
WHEREAS, it is hereby disclosed and made known to each of the undersigned stockholders of the Company that each of Johnathan Hodge, John Kemmerer and Michael Leonard (each an officer of the Company), (i) holds Jiff Options and, if he continues employment with the combined company, will receive an option to purchase Parent’s Class B Common Stock and proceeds as a result of the Merger akin to the other holders of Jiff Options, (ii) may continue employment with the combined company and would therefore be eligible for additional compensation from Parent in such capacity and (iii) is currently entitled to certain acceleration and/or other benefits in connection with the Merger, which benefits, if he continues employment with the combined company, may be carried over and apply (in whole or in part or as modified) to his employment relationship with the combined company, and as a result of the Merger, and as a result of such interests, each of Mr. Hodge, Kemmerer and Leonard is (or may be deemed to be) an interested party and the Merger is (or may be deemed to be) an Interested Party Transaction; and
WHEREAS, the undersigned stockholders of the Company have been made aware of the material facts as to the interests of the interested parties in connection with the Merger, and each of the undersigned stockholders of the Company has had an adequate opportunity to ask questions regarding the interests of the interested parties, and have had a full and fair opportunity to review the principal terms of the Merger with the representatives of the Company and independent legal counsel.
NOW, THEREFORE, BE IT RESOLVED, that in accordance with Section 144 of the DGCL, the principal terms of the Merger and the Merger Agreement are hereby approved by each of the undersigned stockholders of the Company.

4.	Waiver of Appraisal Rights and Dissenters’ Rights.
RESOLVED, that each undersigned stockholder of the Company, with respect only to himself, herself or itself, hereby irrevocably waives any right to appraisal or right to dissent the undersigned may have in connection with the Merger, the Merger Agreement and the other transactions contemplated thereby, including the rights under Section 262 of the DGCL, or any similar rights that such undersigned stockholder of the Company may have in connection with the Merger.

5.	Termination of Agreements.
WHEREAS, in connection with the Merger and to permit the Company to consummate the Merger, it is in the best interests of the Company and the stockholders of the Company to, contingent upon the Closing and to be effective no later than the Effective Time, terminate the agreements set forth on Exhibit B hereto (collectively, the “Terminated Agreements”).
NOW, THEREFORE, BE IT RESOLVED, that, if and to the extent any of the undersigned stockholders of the Company is a party to any of the Terminated Agreements, such Company stockholder hereby agrees to the termination of the Terminated Agreement(s) to which such Company stockholder is party, with such termination to be contingent upon the Closing and to be effective no later than the Effective Time; and
RESOLVED FURTHER, that the undersigned stockholders of the Company hereby waive, both individually and as to all other stockholders of the Company, any rights to notice contained in any of the Terminated Agreements with respect to the Merger or any of the other transactions contemplated by the Merger Agreement.

6.	Omnibus Resolutions.
RESOLVED, that the undersigned stockholders of the Company hereby approve any acts or actions that may be done or caused to be done by the officers of the Company, as they, or any of them, may deem necessary or advisable to make effective or to implement the Merger, and any and all transactions contemplated thereby;
RESOLVED FURTHER, that, notwithstanding the foregoing resolutions, the Board may, at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, abandon the proposed Merger without further action by the stockholders of the Company; provided, however, that at the time of abandonment, the Company has terminated the Merger Agreement pursuant to the terms thereof;
RESOLVED FURTHER, that any and all prior acts or actions taken by the directors or officers of the Company in connection with the Merger, the Merger Agreement or any of the foregoing resolutions, are hereby approved and ratified in all respects; and
RESOLVED FURTHER, that the officers of the Company be, and each of them with full authority to act without the others hereby is, authorized to do or cause to be done any and all such further acts and things and to execute and deliver any and all such additional documents as they may deem necessary or appropriate in order to carry into effect the purposes and intent of the foregoing resolutions.
This written consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same written consent.
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IN WITNESS WHEREOF the undersigned stockholders of the Company, hereby voting the full number of shares of each class of the Company’s outstanding voting stock held of record by them, have executed this Written Consent and direct that this Written Consent be filed with the minutes of the proceedings of the Company’s stockholders and that prompt written notice of this action be given to any stockholders of the Company who have not executed this Written Consent.

INDIVIDUAL STOCKHOLDER	ENTITY STOCKHOLDER

Name of Individual (Please print)	Name of Entity (Please print)

Signature	Signature

Date:	By:

Name:

Title:

SIGNATURE PAGE TO ACTION BY WRITTEN CONSENT OF
THE STOCKHOLDERS OF JIFF, INC.

Exhibit A

Merger Agreement

A-1

Exhibit B

Terminated Agreements

Third Amended and Restated Investors’ Rights Agreement, dated March 1, 2016.
Third Amended and Restated Voting Agreement, dated March 1, 2016.
Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated May 8, 2015.

B-1